Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

	ONE MANHATTAN WEST NEW YORK, NY 10001	FIRM/AFFILIATE OFFICES
——————
BOSTON
	TEL: (212) 735-3000	CHICAGO
	FAX: (212) 735-2000	HOUSTON
LOS ANGELES
	www.skadden.com	PALO ALTO
WASHINGTON, D.C.
WILMINGTON
——————
BEIJING
BRUSSELS
FRANKFURT
HONG KONG
LONDON
	June 30, 2021	MOSCOW
MUNICH
PARIS
SÃO PAULO
SEOUL
SHANGHAI
SINGAPORE
Krispy Kreme, Inc.		TOKYO
2116 Hawkins Street		TORONTO
Charlotte, NC 28203

Re:	Krispy Kreme, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special United States counsel to Krispy Kreme, Inc., a Delaware corporation (the “Company”), in connection with the public offering by the Company of the Company’s common stock, par value $0.01 per share (“Common Stock”). This opinion relates to up to 3,156,862 additional shares of Common Stock (including up to 411,764 shares of Common Stock subject to an over-allotment option) (the “Shares”) that may be sold by the Company in such public offering pursuant to the registration statement to which this opinion pertains to be filed by the Company on the date hereof (the “462(b) Registration Statement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-1 (File No. 333-256664) of the Company relating to the Shares filed on June 1, 2021 with the Securities and Exchange Commission (the “Commission”) under the Securities Act and Pre-Effective Amendment No. 1 and No. 2 thereto, including the information deemed to be a part of the registration statement pursuant to Rule 430A of the Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

Krispy Kreme, Inc.

June 30, 2021

(b) the prospectus, dated June 25, 2021 (the “Prospectus”), which forms a part of and is included in the Registration Statement;

(c) the 462(b) Registration Statement;

(d) the form of the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into among the Company, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several Underwriters named in Schedule 1 thereto (the “Underwriters”) and Wells Fargo Securities, LLC, acting in its capacity as the “qualified independent underwriter” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc., relating to the sale by the Company to the Underwriters of the Shares, filed as Exhibit 1.1 to the Registration Statement;

(e) an executed copy of a certificate of Catherine Tang, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(f) a copy of the Company’s Second Amended and Restated Certificate of Incorporation in effect as of May 10, 2021 and June 21, 2021, certified by the Secretary of State of the State of Delaware as of April 20, 2021, and certified pursuant to the Secretary’s Certificate;

(g) a copy of the Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation in effect as of May 10, 2021 and June 21, 2021, certified by the Secretary of State of the State of Delaware as of May 10, 2021, and certified pursuant to the Secretary’s Certificate;

(h) a copy of the Company’s Third Amended and Restated Certificate of Incorporation, to be in effect prior to the consummation of the offering of the Shares and filed as Exhibit 3.1 to the Registration Statement;

(i) a copy of the Company’s Amended and Restated Bylaws, as amended and in effect as of April 20, 2021 and certified pursuant to the Secretary’s Certificate;

(j) a copy of the Company’s Second Amended and Restated Bylaws, as amended and in effect as of May 10, 2021 and June 21, 2021 and certified pursuant to the Secretary’s Certificate;

(k) a copy of the Company’s Third Amended and Restated Bylaws, to be in effect prior to the consummation of the offering of the Shares and filed as Exhibit 3.2 to the Registration Statement; and

Krispy Kreme, Inc.

June 30, 2021

(l) copies of certain resolutions of the Board of Directors of the Company, adopted on May 28, 2021 and June 21, 2021, each certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Underwriting Agreement. In addition, we have assumed that the issuance of the Shares will not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Third Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement).

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when (i) the 462(b) Registration Statement has become effective under the Securities Act; (ii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Third Amended and Restated Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware and has become effective and the Board of Directors of the Company, including any appropriate committee appointed thereby, has taken all necessary corporate action to adopt the Company’s Second Amended and Restated Bylaws and to approve the issuance and sale of the Shares and related matters, including the price per share of the Shares; (iv) the Shares are registered in the Company’s share registry and delivered upon payment of the consideration therefor determined by the Board of Directors, the Shares, when issued and sold in accordance with the provisions of the Underwriting Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable; provided that the consideration therefor is not less than $0.01 per Share.

Krispy Kreme, Inc.

June 30, 2021

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the 462(b) Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MJZ